EXHIBIT 21

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES

PARENTS AND SUBSIDIARIES

James A. Collins, the Company’s Chairman Emeritus , owned of record and beneficially, at June 30, 2005, 3,119,611 shares of the Company’s common stock, representing approximately 11.2 percent of the Company’s total shares outstanding and may be considered a “parent” of the Company as such term is defined by the rules and regulations of the Securities and Exchange commission under the Securities Act of 1933, as amended.

Set forth below is a list of all of the Company’s subsidiaries as of June 30, 2005:

Jurisdiction of
Name of Subsidiary	Incorporation

Collins Foods Group Pty, Ltd.	Australia
CFI Insurers, Ltd.	Bermuda
Collins Finance and Management Pty, Ltd.	Australia
Collins Foods Australia Pty, Ltd.	Australia
Collins Foods International, Pty, Ltd.	Nevada
Collins International, Inc.	Delaware
Collins Property Development Pty, Ltd.	Australia
Curly’s of Springfield, P.A., Inc.	Pennsylvania
Affiliated Restaurant Corp.	California
Furnace Concepts Australia Corp.	Nevada
Furnace Concepts International, Inc.	Nevada
Collins Restaurants Queensland Pty, Ltd.	Australia
Josephina’s, Inc.	California
Restaurant Concepts International, Inc.	Nevada
Restaurant Concepts of Australia Pty, Ltd.	Nevada
Scott’s & Sizzler Ltd.	Canada
Sizzler Australia Pty, Ltd.	Australia
Sizzler Franchise Development, Ltd.	Bermuda
Sizzler Holdings of Canada, Inc.	Canada
Sizzler International Marks, Inc.	Delaware
Sizzler New Zealand Limited	Nevada
Sizzler Restaurants Group Pty, Ltd.	Australia
Sizzler Restaurant Services, Inc.	Nevada
Sizzler South Pacific Pty, Ltd.	Nevada
Sizzler Southeast Asia, Inc.	Nevada
Sizzler Steak Seafood Salad (S) Pte. Ltd.	Singapore
Sizzler USA Franchise, Inc.	Delaware
Sizzler USA Real Property, Inc.	Delaware
Sizzler USA Restaurants, Inc.	Delaware
Sizzler USA, Inc.	Delaware

FFPE, LLC	Delaware
Collins Restaurants Management Pty, Ltd.	Australia
Collins Restaurants NSW Pty, Ltd.	Australia
Sizzler Asia Holdings, Inc.	Delaware
P&O San Diego Market 9850, LLC	Delaware
P&O Orange County Market 9851, LLC	Delaware
P&O San Bernardino Market 9852, LLC	Delaware
P&O Core Store Market 9852, LLC	Delaware
P&O Los Angeles Market 9854, LLC	Delaware
P&O Carmel Mountain Ranch 2001, LLC	Delaware
P&O Encinitas 2002, LLC	Delaware
P&O Mission Valley 2003, LLC	Delaware
P&O Temecula 2004, LLC	Delaware
P&O Phoenix 2005, LLC	Delaware
P&O Parkway Plaza 2006, LLC	Delaware
P&O Irvine 2007, LLC	Delaware
P&O Orange Town & Country 2008, LLC	Delaware
P&O Mira Mesa 2009, LLC	Delaware
P&O Lake Forest 2010, LLC	Delaware
P&O Carlsbad 2011, LLC	Delaware
P&O Carmel Valley 2012, LLC	Delaware
P&O Plaza Camino Real 2013, LLC	Delaware
P&O Ontario Mills 2015, LLC	Delaware
P&O Downtown SD 2016, LLC	Delaware
P&O Plaza Bonita 2017, LLC	Delaware
P&O Puente Hills 2018, LLC	Delaware
P&O Los Feliz 2019, LLC	Delaware
P&O Palm Desert 2020, LLC	Delaware
P&O Torrance 2021, LLC	Delaware
P&O Buena Park 2022, LLC	Delaware
P&O South Coast Metro 2023, LLC	Delaware
P&O San Bernardino 2024, LLC	Delaware
Club Sizzler Pty. Ltd.	Australia
Collins Food International, LLC	Delaware
P&O Franchise, Inc.	Delaware
Sizzler China Pte, Ltd.	Singapore
Collins Foods Superannuation Pty, Ltd	Australia